UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 25, 2013

INTERACTIVE BROKERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33440	30-0390693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Pickwick Plaza, Greenwich, CT 06830
(Address of Principal Executive Offices) (Zip Code)

(203) 618-5800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

    The annual meeting of stockholders of Interactive Brokers Group, Inc. (the "Company") was held on April 25, 2013.

    The stockholders voted on proposals to elect directors to the Company's Board of Directors (the "Board"), to approve the Company's executive compensation and to ratify the appointment of Deloitte & Touche LLP as independent auditor.

    All nominees for election to the Board were elected for a one year term expiring at the annual meeting of stockholders in the following year.  Each director will hold office until his successor has been elected and qualified or until the director's earlier resignation or removal.

    The number of votes cast for or against and the number of abstentions with respect to each proposal is set forth below.  The Company's independent inspector of election reported the vote of the stockholders as follows:

Broker
Election of Directors (percentages shown are of the votes cast)	For	Against	Abstain	Non-Vote
Thomas Peterffy	375,468,539	10,964,756	4,346	6,538,231
	97.16%	2.84%	0.00%
Earl H. Nemser	374,690,037	11,743,092	4,512	6,538,231
	96.96%	3.04%	0.00%
Paul J. Brody	378,550,697	7,882,431	4,513	6,538,231
	97.96%	2.04%	0.00%
Milan Galik	379,338,430	7,094,552	4,659	6,538,231
	98.16%	1.84%	0.00%
Lawrence E. Harris	375,180,530	11,252,456	4,655	6,538,231
	97.09%	2.91%	0.00%
Hans R. Stoll	375,272,829	11,158,075	6,737	6,538,231
	97.11%	2.89%	0.00%
Ivers W. Riley	375,272,231	11,158,672	6,738	6,538,231
	97.11%	2.89%	0.00%
Richard Gates	385,872,314	558,640	6,687	6,538,231
	99.85%	0.14%	0.00%

    Stockholders approved the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013, by a vote of 392,751,129 for; 211,887 against; and 12,856 abstentions.

    Stockholders approved executive compensation levels by a vote of 386,085,688 for; 161,685 against; 190,268 abstentions; and 6,538,231 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2013

INTERACTIVE BROKERS GROUP, INC.

By:	/s/ Paul J. Brody
Name:	Paul J. Brody
Title:	Chief Financial Officer, Treasurer and Secretary